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                                                           EXHIBIT 11

                                                           (Unaudited)


                                 C.M. CORP.
                                 ----------

                       INCOME (LOSS) PER COMMON SHARE
                       ------------------------------
                 FOR THE CONDENSED STATEMENTS OF OPERATIONS
                 ------------------------------------------

               (Dollars in Thousands, Except Per Share Data)



                                                       Three Months Ended
                                                          March 31,
                                                    -----------------------
                                                       1997          1996
                                                     -------      -------
Net income (loss) .............................      $    11      $   (27)
                                                     =======      =======

Total common shares ...........................        1,000        1,000
                                                     =======      =======

Income (loss) per common share ................      $    11      $   (27)
                                                     =======      =======